Exhibit 10.24

Transition Agreement and Continuity of Rights

Between:	Ness Technologies and Ventures Ltd - formerly Compro Software Industries (1997) Ltd (hereafter: “former employer”)

And between:	Ness B.S.G. Ltd - formerly Contahal Ltd (hereafter: “the company”)

And between:	Lea Atad (hereafter: “the employee”)

The parties hereby confirm and undertake as follows:

1.                             The employee shall be, as of                      (“the determining date”) an employee of the company, and on the determining date the employee-employer relationship between him and the former employer shall be terminated. The personal work agreement that was signed between the former employer and the employee, including any additional document and agreement that exist between the former employer and the employee (which are attached as appendices to this agreement) shall continue to remain in force for all intents and purposes between the employee and the company. The rights that have accumulated for the employee for the period of his employment with the former employer shall continue to exist between him and the company. The company undertakes to continue the complete continuity of the employee’s rights, including for severance pay, as accumulated, starting from the beginning of the period of his employment with the former employer.

2.                            The employee confirms that the undertakings, declaration and details that he gave to the former employer shall apply also to his relationship with the company as if they were originally given to it. The employee confirms that subject to the transfer of the rights by the former employer to the company, as set out in clause 1 above and subject to the undertakings of the company to him with regard to the continuity of rights as aforesaid in clause 1 above, he neither has nor will have any claims or demands vis-à-vis the former employer for his employment and/or termination of his employment with the former employer.

3.                             This agreement is assignable in the future by the company to any company in the Ness Technologies Inc. group or to an affiliated company, as these shall be at the time of the assignment, provided that the rights of the employee as set out in this agreement are preserved.

In witness whereof the parties have signed below, today July 1, 1999

/s/ Michael Zinderman, /s/ Adiv Baruch	/s/ Andres Richter	/s/ Lea Atad
Ness Technologies and Ventures Ltd, The former employer	Ness B.S.G. Ltd, The company	The employee